UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2014

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On November 11, 2014, Cheniere Energy, Inc. (“Cheniere”) issued a press release announcing the signing of a commitment letter (the “Commitment Letter”) with EIG Management Company, LLC ( “EIG”), whereby EIG, on behalf of funds, accounts or companies managed by EIG or its controlled affiliates (collectively, the “Purchasers”), agreed to purchase $1.5 billion of convertible notes (the “Convertible Notes”) that would be issued by a to-be-formed wholly-owned direct subsidiary of Cheniere (the “Issuer”). The Issuer would be an intermediate holding company and holder of 100% of the equity interests in the to-be-formed direct parent company (“CCH Direct Parent”) of Cheniere Corpus Christi Holdings, LLC (“CCH”). CCH will own 100% of the equity interests in the subsidiaries that own the natural gas liquefaction and export facility and related infrastructure being developed by Cheniere near Corpus Christi, Texas and the pipeline being developed by Cheniere that will connect the facility with several inter- and intrastate natural gas pipelines (together, the “Corpus Christi Liquefaction Project”). A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. Exhibit 99.2 presents the proposed organizational structure of Cheniere, the Issuer, CCH Direct Parent, CCH and CCH’s subsidiaries contemplated by the Commitment Letter. This organizational chart is provided for illustrative purposes only, is not and does not purport to be a complete organizational chart of Cheniere and does not represent the current organizational structure of Cheniere and its subsidiaries.
EIG’s commitment to purchase the Notes will expire on June 30, 2015 and is subject to customary conditions, including completion of due diligence and the entry into definitive documentation.
If issued, the Convertible Notes would be issued in a single issuance on the closing date (the “Closing Date”) immediately following the closing of the senior debt project financing for the Corpus Christi Liquefaction Project, which is expected to occur in early 2015. The proceeds of the Convertible Notes would be used to partially fund the project costs of the Corpus Christi Liquefaction Project and for the payment of fees and expenses in respect of the transactions contemplated by the Commitment Letter.
Certain terms and conditions of the proposed transaction are summarized below, but the following is not intended to be a complete description of the terms and conditions of the Convertible Notes.

•
Prior to the Closing Date, as a condition to the Purchasers’ obligation to purchase the Convertible Notes, Cheniere must have contributed to the Issuer cash in an amount that, together with the proceeds of the Convertible Notes, will permit the Issuer to contribute the initial required amount of project equity to CCH.

•
The Convertible Notes would mature on the tenth anniversary of the Closing Date (the “Maturity Date”) and the entire principal amount of the Convertible Notes, together with accrued and unpaid interest thereon, would be due and payable on the Maturity Date.

•
The Convertible Notes would accrue interest at the rate of 11% per annum, payable quarterly in arrears. Prior to the commercial operation date of the third liquefaction train of the Corpus Christi Liquefaction Project (the “COD”), interest on the Convertible Notes would be paid entirely in kind. Following the COD, interest would be paid in cash to the extent that the Issuer has received sufficient cash from CCH Direct Parent to pay interest in cash; if the Issuer does not have sufficient cash to pay interest, interest may be paid in kind.

•	Prior to the ninth anniversary of the Closing Date, the Convertible Notes would be convertible into the common stock of Cheniere (a “Conversion”):

•
at the option of the Issuer, at any time on or after the COD, so long as no event of default has occurred and is continuing, at a price per share equal to the lower of (x) a 10% discount to the average of the daily volume-weighted average price (“VWAP”) of the common stock of Cheniere, par value $0.003 per share (“Cheniere Common Stock”), for the 90 trading-day period preceding the date on which notice of Conversion is provided and (y) a 10% discount to the closing price of Cheniere Common Stock on the trading day prior to the date on which notice of Conversion is provided; and

•
at the option of the holders of the Convertible Notes, at any time on or after the six-month anniversary of the COD, at a price per share equal to the average of the daily VWAP of Cheniere Common Stock for the 90 trading-day period preceding the date on which notice of Conversion is provided.

Conversions would be subject to various limitations and conditions, including:

•	a minimum aggregate principal amount of $250 million;

•	the initial Conversion could not exceed 50% of the aggregate principal amount of the Convertible Notes then outstanding;

•	the aggregate number of shares of Cheniere Common Stock issued in all Conversions could not exceed 19.9% of the number of shares of Cheniere Common Stock outstanding as of the Closing Date;

•	the total market capitalization of Cheniere could not be less than $13.7 billion immediately prior to a Conversion;

•	no prior Conversion could have occurred during the preceding 90 days; and

•
limitations on the ability of the Issuer to effect a Conversion if the Conversion would cause a Purchaser, together with any of its affiliates, to own, in the aggregate, 10% or more of the outstanding Cheniere Common Stock.

•	For so long as Convertible Notes in an aggregate principal amount of at least $500 million are outstanding, EIG would be entitled to appoint a non-voting observer to the board of directors of CCH.

•
If the Purchasers together have acquired more than 10% of the outstanding shares of Cheniere Common Stock through Conversions of their Convertible Notes, and for so long as such shares represent 5% or more of the outstanding shares of Cheniere, EIG would be entitled to appoint one member to the board of directors of Cheniere.

•
In connection with the proposed transaction contemplated by the Commitment Letter, Cheniere would enter into a Registration Rights Agreement with respect to the shares of Cheniere Common Stock into which the Convertible Notes would be convertible.

•	Through the COD, the Purchasers would be required to own at least 66 2/3% of the aggregate principal amount of the outstanding Convertible Notes.

•
The Convertible Notes and the definitive documents evidencing the Convertible Notes would include optional and mandatory redemption provisions, covenants, representations and warranties and events of default.

•
Closing of the Convertible Notes would be subject to certain conditions precedent, including, but not limited to, the execution of definitive documentation, closing of the senior debt project financing for the Corpus Christi Liquefaction Project and funding of Cheniere’s initial equity contribution in respect of the Corpus Christi Liquefaction Project.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 and Exhibit 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
d)    Exhibits

Exhibit
Number	Description
99.1*	Press release, dated November 11, 2014.
99.2*	Organizational chart.
________________________
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: November 12, 2014	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1*	Press release, dated November 11, 2014.
99.2*	Organizational chart.
________________________
* Furnished herewith.